EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to incorporation by reference in the Registration Statements on Form S-8 of Cholestech Corporation of our report dated April 24, 1997 appearing on page F-2 of this Annual Report on Form 10-K.


Price Waterhouse L.L.P.
San Jose, California
June 26, 1997